UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
May 25, 2012
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 25, 2012, the Consumer Protection and Safety Division (“CPSD”) of the California Public Utilities Commission (“CPUC”) submitted its investigative report in the CPUC’s pending investigative proceeding pertaining to the operations and practices of Pacific Gas and Electric Company’s (“Utility”) natural gas transmission pipeline system in or near locations of higher population density. Under federal and state regulations, the class location designation of a pipeline is based on the number and types of buildings, population density, or level of human activity near the segment of pipeline, and is used to determine the maximum allowable operating pressure (“MAOP”) up to which a pipeline can be operated. In response to the CPUC’s November 2011 order instituting the investigation, the Utility reported that it had determined that 159 miles of pipeline (comprising 898 segments) had a current class location designation that was higher than reflected in the Utility’s Geographic Information System and that most of these misclassifications were attributable to the Utility’s failure to correctly identify development or well-defined areas near the pipeline. The Utility also reported that it had determined that it had not timely performed a class location study for certain segments and did not confirm the MAOP of those segments for which the Utility had not timely identified a change in class location. The Utility also reported that it could not confirm that all transmission lines were patrolled as required by the Utility’s procedures.

Citing the Utility’s admissions, the CPSD report concludes that the Utility’s failures to classify pipeline segments properly and document past patrols resulted in a total of 3,062 violations of state and federal standards, the durations of which in total exceeded 15 million days. The report urges the CPUC to levy significant penalties on the Utility. The report does not recommend a specific penalty amount. The Utility’s response to the CPSD’s report is due on July 23, 2012 and evidentiary hearings are scheduled to be held in August 2012.

The CPUC can impose penalties of up to $20,000 per day, per violation, for violations that are considered to have occurred after January 1, 1993 and prior to January 1, 2012. For violations that are considered to have occurred on or after January 1, 2012, the penalties may be as high as $50,000 per day, per violation. Violations that took place prior to January 1, 1993 are subject to a daily penalty of $2,000 per day.

The CPUC is conducting two other investigations pertaining to the Utility’s natural gas operations. In addition, the Utility has filed reports notifying the CPUC that the Utility has identified instances in which the Utility did not comply with various regulations and CPUC orders applicable to the Utility’s natural gas operating practices. As reported in PG&E Corporation’s and the Utility’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, PG&E Corporation and the Utility believe it is probable that the CPUC will impose penalties of at least $200 million on the Utility as a result of these investigations and the Utility’s self-reports, and have accrued this amount as of March 31, 2012 and December 31, 2011. PG&E Corporation and the Utility are unable to estimate the reasonably possible amount of penalties in excess of the amount accrued, and such amounts could be material.

The Utility’s estimates and assumptions are subject to change as the CPUC investigations progress and more information becomes known, and such changes could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 25, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 25, 2012	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary